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                                  EXHIBIT 10.7


                              CONSULTING AGREEMENT

     THIS AGREEMENT is entered into as of August 27, 1999 by and between Self-Powered Lighting, Inc., a corporation organized and existing under the laws of the State of New York having its principal place of business at 11779 Cardinal Circle, Garden Grove, California 92843 (Company) and DCAP Associates, Inc., a corporation organized and existing under the laws of the State of Nevada having its principal place of business at 4502 East Paradise Village Parkway South, Phoenix, Arizona 85032-7737 (Consultant). Company is a subsidiary of Tri-Lite Inc., a publicly-held corporation that hereby assumes responsibility for the payment of fees and expenses to Consultant in behalf of Company.

                                   WITNESSETH:

     In consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:


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     1.   THE SERVICES

          The Consultant agrees to provide strategic and tactical direction and guidance to the Company and assist the Company in marketing the products it manufactures throughout North America, Europe and other geographical areas mutually agreed upon by Company and Consultant.

     2.   WORK FOR HIRE

          a. It is the intention of the parties hereto that all rights, including without limitation copyright and with the sole exception provided in Paragraph 4 below, in any reports, surveys, marketing, promotional and collateral materials prepared by the Consultant pursuant to the terms of this Agreement, or otherwise for Company (hereinafter "the Work") vest in Company. The parties expressly acknowledge that the Work was specially ordered or commissioned by Company, and further agree that it shall be considered a "Work Made for Hire" within the meaning of the copyright laws of the United States and that Company is entitled, as author and with the sole exception provided in Paragraph 4 below, to the copyright and all other rights therein, throughout the world, including, but not limited to, the right to make such changes therein and such uses thereof, as it may determine in its sole and absolute discretion.

          b. If, for any reason, the Work is not considered a work made for hire under the copyright law, then, except as provided in Paragraph 4 below, the Consultant hereby grants and assigns to Company, its successors and assigns, all of its rights, title, and interest in and to the Work, including, but not limited to, the copyright therein throughout the world (and any renewal, extension or reversion copyright now or hereafter provided), and all other rights therein of any nature whatsoever, whether now known or hereafter devised, including, but not limited to the right to make such changes therein, and such uses thereof, as Company may determine.

     3.   INTELLECTUAL PROPERTY

          Notwithstanding the provisions of Paragraph 3 above, Consultant hereby retains the sole and exclusive right, title and interest in any intangible marketing or business thought, concept,



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     idea, method or process arising out of Consultant's engagement with the
     Company pursuant to this Agreement.

     4.   PROPRIETARY INFORMATION

          a. For purposes of this Agreement, "proprietary information" shall mean any information relating to the business of Company or any entity in which Company has a controlling interest and shall include (but shall not be limited to) information encompassed in all drawings, designs, programs, plans, formulas, proposals, marketing and sales plans, financial information, costs, pricing information, customer information, and all methods, concepts or ideas in or reasonably related to the business of Company.

          b. Consultant agrees to regard and preserve as confidential, all proprietary information, whether Consultant has such information in memory or in writing or other physical form. Consultant shall not, without written authority from Company to do so, directly or indirectly, use for the benefit or purposes, nor disclose to others, either during the term of its engagement hereunder or thereafter, except as required by the conditions of Consultant's engagement hereunder, any proprietary information.

          c. Consultant shall not disclose any reports, recommendations, conclusions or other results of the Services or the existence or the subject matter of this contract without the prior written consent of Company. In Consultant's performance hereunder, Consultant shall comply with all legal obligations it may now or hereafter have respecting the information or other property of any other person, firm or corporation.

          d. The Consultant expressly agrees that the covenants set forth in this Paragraph are being given to Company in connection with the engagement of the Consultant by Company and that such covenants are intended to protect Company against the competition by the Consultant, within the terms stated, to the fullest extent deemed reasonable and permitted in law and equity. In the event that the foregoing limitations upon the conduct of the Consultant are beyond those permitted by law, such limitations, both as to time and geographical area, shall


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     be, and be deemed to be, reduced in scope and effect to the maximum extent permitted by law.

          e. The foregoing obligations of this Paragraph shall not apply to any part of the information that (i) has been disclosed in publicly available sources of information, (ii) is, through no fault of the Consultant, hereafter disclosed in publicly available sources of information, (iii) is now in the possession of Consultant without any obligation or confidentiality, or (iv) has been or is hereafter lawfully disclosed to Consultant by any third party, but only to the extent that the use or disclosure thereof has been or is rightfully authorized by that third party.

     5.   INJUNCTIVE RELIEF

          Consultant acknowledges that the injury to Company resulting from any violation by it of any of the covenants contained in this Agreement will be of such a character that it cannot be adequately compensated by money damages, and, accordingly, Company may, in addition to pursuing its other remedies, obtain an injunction from any court having jurisdiction of the matter restraining any such violation; and no bond or other security shall be required in connection with such injunction.

     6.   FEES AND EXPENSES

          a. The parent of Company, Tri-Lite Inc., shall issue Consultant (or Consulant's employee performing substantially all of the services hereunder) on the date of this agreement 50,000 shares of restricted Tri-Lite Inc. common stock and options to acquire 375,000 restricted shares of Tri-Lite Inc. common stock at any time over a period of five years at a cost of $2 per share. In addition to the professional services of Consultant in behalf of Company, the issuance of said options shall include payment in full for all of Consultant's expenses incurred in the performance of its services for Company over the duration of this agreement.

          b. Tri-Lite, Inc. agrees to register the 50,000 restricted shares and the shares underlying the 375,000 options as soon as possible after the execution of this agreement on Form S-8 of the Securities & Exchange Commission; and the Consultant agrees and warrants that Richard DiCapua is the person providing substantially all of the services hereunder to Company and that


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     all of the abovesaid shares and shares underlying the options are to be issued to Richard DiCapua.

          c. Upon termination of this Agreement, Consultant expressly understands and agrees that Company has paid all professional fees and expenses in full and that Company has no further obligation to Consultant.

     7.   BENEFITS

          The Consultant, as an independent contractor, shall not be entitled to any other benefits other than the fees and expenses provided under Paragraph 2 of this Agreement.

     8.   DUTY TO REPORT INCOME

          The Consultant acknowledges and agrees that it is an independent contractor and not an employee of the Company and that it is Consultant's sole obligation to report as income all compensation received from Company pursuant to this Agreement. The Consultant further agrees that the Company shall not be obligated to pay withholding taxes, social security, unemployment taxes, disability insurance premiums, or similar items, in connection with any payments made to the Consultant pursuant to the terms of this Agreement.

     9.   TERM

          This Agreement shall be effective beginning as of August 27, 1999 and shall continue until July 31, 2000; provided, however, that either Company or Consultant may terminate this Agreement in whole or in part at any time after 90 days upon thirty (30) days written notice to the other party. In the event of termination or upon expiration of this Agreement, Consultant shall return to Company any and all equipment, documents or materials, and all copies made thereof, which Consultant received from Company for the purposes of this Agreement.

     10.  INDEMNIFICATION

          The Consultant shall indemnify and save Company harmless from and against all claims arising in favor of any person, firm or corporation on account of personal injury or property damage in any way resulting from the improper or illegal acts of Consultant, its employees or


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     agents. The foregoing indemnity shall include all costs incurred by
     Company, including reasonable attorneys' fees.

     11.  NOTICES

          All notices shall be in writing and sent via first class mail to the respective addresses of the parties set forth at the beginning of this Agreement or to such other address as any party may designate by notice delivered hereunder to the other party.

     12.  GENERAL

          a. The terms and conditions of Paragraphs 3, 4, 5 and 6 hereof shall survive the termination of this Agreement or completion of the Services as the case may be.

          b. Neither the Company nor Consultant shall assign this Agreement or delegate its duties hereunder and shall not subcontract any of the Services to be performed hereunder without the prior written consent of the other party hereto.

          c. Consultant shall perform the Services as an independent contractor and shall not be considered an employee of Company or Partner, joint venturer or otherwise related to Company for any purpose.

          d. This Agreement shall be governed by the laws of the State of California.

          e. This Agreement constitutes the entire understanding between Consultant and Company respecting the Services described herein.

          f. The failure of either party to exercise its rights under this Agreement shall not be deemed to be a waiver of such rights or a waiver of any subsequent breach.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


Self-Powered Lighting, Inc.

By:
    ------------------------------

Its:
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Tri-Lite, Inc.

By:
    ------------------------------

Its:
     -----------------------------


DCAP Associates, Inc.

By:
    ------------------------------

Its:
     -----------------------------